Exhibit 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

IVP CIF II (PS SPLITTER), L.P.
By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES VII, L.P.
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES VII, LTD.

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE ASSOCIATES COINVESTMENT II, L.P.

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS VII, L.P.
By:	Insight Venture Associates VII, L.P., its general partner
By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Vice President

IVP (VENICE), L.P.

By:	/s/ Blair Flicker	Date: 02/11/2020
Name:	Blair Flicker
Title:	Authorized Officer